Exhibit 99.5

FORM OF LETTER TO CLIENTS WHO ARE BENEFICIAL HOLDERS

STANDARD PACIFIC CORP.

SUBSCRIPTION RIGHTS TO PURCHASE COMMON STOCK

THE RIGHTS OFFERING SUBSCRIPTION PERIOD WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON FRIDAY, AUGUST 22, 2008, UNLESS STANDARD PACIFIC CORP. EXTENDS THE RIGHTS OFFERING (SUCH TIME AND DATE WITH RESPECT TO THE EXPIRATION OF THE RIGHTS OFFERING, AS IT MAY BE EXTENDED, THE “EXPIRATION TIME”). YOU SHOULD RESPOND ON A TIMELY BASIS TO ENSURE THAT WE ARE ABLE TO ACT PURSUANT TO YOUR INSTRUCTIONS. ACCORDINGLY, IF YOU ELECT TO EXERCISE YOUR RIGHTS, PLEASE ENSURE THAT ALL REQUIRED FORMS AND PAYMENTS ARE ACTUALLY RECEIVED BY US PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON AUGUST 21, 2008 TO ENSURE THAT WE HAVE SUFFICIENT TIME TO DELIVER SUCH FORMS AND PAYMENTS TO THE SUBSCRIPTION AGENT BY THE EXPIRATION TIME.

August 4, 2008

To Our Clients:

This letter is being provided to you in connection with the rights offering (the “Rights Offering”) by Standard Pacific Corp. (“Standard Pacific”) of transferable rights to subscribe for and purchase shares of Common Stock (as defined below) (the “Rights”) distributed to all holders of record of shares of Standard Pacific common stock, par value $0.01 per share (“Common Stock”), at 5:00 p.m., New York City time, on July 28, 2008 (the “Record Date”). These materials are being forwarded to you as the beneficial owner of Common Stock as of 5:00 p.m., New York City time on the Record Date, carried by us in your account, but not registered in your name. The Common Stock is traded on the New York Stock Exchange under the symbol “SPF.” The Rights, the Rights Offering and Common Stock are described in the enclosed prospectus supplement and the accompanying prospectus (collectively, the “Prospectus”).

In the Rights Offering, Standard Pacific is offering an aggregate of approximately 50,000,000 shares of Common Stock, as described in the Prospectus. As described in the Prospectus, you received one Right for each share of Common Stock owned at 5:00 p.m., New York City time, on the Record Date. Each Right will allow you to subscribe for 0.68523554 shares of Common Stock at a subscription price of $3.05 per full share (the “Subscription Price”). You will not receive fractional shares of Common Stock or cash in lieu of fractional shares of Common Stock as a result of your exercise of Rights pursuant to the Rights Offering, but instead shares of Common Stock received upon the exercise of Rights will be rounded down to the nearest whole number. For example, if you owned 75 shares of Common Stock as of 5:00 p.m., New York City time on the Record Date, you would receive 75 Rights and would have the right to purchase 51.3926655 shares of Common Stock. Because fractional shares of Common Stock will not be issued in the Rights Offering, you would be entitled to purchase 51 shares of Common Stock in the Rights Offering for the Subscription Price.

THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES AND SALES OF RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS.

We have enclosed copies of the following documents for your use:

1.	The Prospectus;

2.	A Beneficial Owner Election Form; and

3.	Notice of Important Tax Information.

We urge you to read these documents carefully before instructing us to exercise or sell your Rights. We will act on your behalf according to your instructions. To indicate your decision with respect to your Rights, you should complete and return to us the form entitled “Beneficial Owner Election Form.” Once you have exercised your Rights, such exercise may not be revoked.

Your instructions to us should be timely forwarded in order to permit us to exercise or sell your Rights on your behalf in accordance with the provisions of the Rights Offering.

Please note that if you are outside the United States, you must not attempt to exercise any Rights unless you comply with the terms set forth in the Prospectus. You may exercise your Rights if, on or prior to 11:00 a.m., New York City time, on August 19, 2008, three business days prior to the Expiration Time, you provide evidence satisfactory to Standard Pacific, such as a legal opinion from local counsel, that it is lawful for you to receive and exercise the Rights. See the section in the Prospectus captioned “This Rights Offering—Foreign and Other Stockholders” for further information.

None of the Rights held by us for your account will be exercised or sold unless we receive written instructions from you to do so.

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